UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 26, 2012

METROCORP BANCSHARES, INC.
   (Exact name of registrant as specified in its charter)

Texas	0-25141	76-0579161
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

9600 Bellaire Boulevard, Suite 252
Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (713) 776-3876

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2012, the board of directors of MetroCorp Bancshares, Inc. (the "Company"), upon recommendation of the Company's Governance and Nominating Committee, voted to appoint Yueping Sun (“Y Ping Sun”) as a Class II director to fill a vacancy existing on the Company's board of directors, effective March 27, 2012.  As a Class II director, Ms. Sun will be slated to stand for re-election at the Company's 2012 Annual Meeting of Shareholders.  As of the date of this filing, Ms. Sun has not been appointed to a committee of the Company's board of directors, nor has it been determined when, if at all, any such appointment would be made.  Ms. Sun will receive fees consistent with those fees received by the existing directors for service as a director of the Company.  A copy of the Company's press release announcing Ms. Sun’s appointment is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

99.1         Press Release issued by the Company dated March 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCORP BANCSHARES, INC. (Registrant)

Dated: March 28, 2012	By:	/s/ George M. Lee
George M. Lee
Executive Vice Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibits.

99.1                      Press Release issued by the Company dated March 28, 2012.